Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120511 (Microsoft Corporation 2001 Stock Plan, Microsoft Corporation 1999 Stock Plan For Non-Employee Directors, Microsoft Corporation 1991 Stock Option Plan, Microsoft Corporation Stock Option Plan for Consultants and Advisors and Microsoft Corporation Stock Option Plan for Non-Employee Directors), 333-109185 (Microsoft Caribbean 1165(e) Retirement Plan & Microsoft Puerto Rico, Inc. 1165(e) Savings Plan), 333-06298 (Microsoft Corporation 1991 Stock Option Plan), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-118764 (Microsoft Corporation Savings Plus 401 (k) Plan), 333-91755 (Microsoft Corporation 1999 Stock Option Plan for Non-Employee Directors), 333-52852 (Microsoft Corporation 2001 Stock Plan), 333-102240 (Microsoft Corporation 2003 Employee Stock Purchase Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors) and 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors) of Microsoft Corporation on Forms S-8 and Registration Statement Nos. 333-43449, 333-110107 and 333-108843 of Microsoft Corporation on Forms S-3 of our reports dated August 23, 2005, relating to the financial statements of Microsoft Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2005.

/s/    DELOITTE & TOUCHE LLP

Seattle, Washington

August 23, 2005